UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 16, 2006

GUARDIAN TECHNOLOGIES INTERNATIONAL, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-28238	54-1521616
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

516 Herndon Parkway, Herndon, Virginia 20170
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (703) 464-5495

____________________________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 3.02

Unregistered Sales of Equity Securities

During July, 2006, Guardian Technologies International, Inc. (the “Company”) accepted direct investment from eight (8) accredited investors of $821,208 and issued 513,255 shares of common stock.  In addition, the Company issued to such investors an aggregate of 128,314 warrants to purchase the Company’s common stock, exercisable at a price of $3.00 per share. The warrants contain anti-dilution provisions, a cashless exercise provision, and piggyback registration rights commencing one (1) year after the date of issuance.  The warrants expire in July 2008.  Such shares of common stock and warrants were issued in reliance upon the exemption from the registration requirements set forth in Rule 506 under the Securities Act of 1933, as amended (“Securities Act”), and Section 4(2) thereof.

During the period commencing August 18, 2006 and completing October 16, 2006, the Company accepted direct investments from four (4) accredited investors of $1,100,000 and issued six-month convertible notes to such investors.  In addition, the Company issued to such investors an aggregate of 1,100,000 warrants to purchase the Company’s common stock, exercisable at a price of $1.60 per share.  The warrants contain certain anti-dilution provisions, a cashless exercise provision, and piggyback registration rights.  The conversion provision, of the convertible notes, provides that the outstanding principal and accrued interest can be converted as cash payment for the issued warrants. The warrants expire in August through October 2008.  Such notes and warrants were issued in reliance upon the exemption from the registration requirements set forth in Rule 506 under the Securities Act and Section 4(2) thereof.

The foregoing securities were not registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements under the Securities Act.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GUARDIAN TECHNOLOGIES INTERNATIONAL, INC.
Date: October 19, 2006	By: /s/ Michael W. Trudnak Chief Executive Officer

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